UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2019

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55473	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12424 Wilshire Blvd., Suite 745 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310)-620-9320

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2019, the board of directors (the “Board”) of BioSig Technologies, Inc. (the “Company”) increased the size of the Board to nine and appointed Martha Pease as a director of the Company, effective as of the same date, to serve for a term expiring at the 2019 annual meeting of the Company’s stockholders or until her successor is duly appointed and qualified, or her earlier death, resignation or removal. For Ms. Pease’s service on the Board, Ms. Pease will receive compensation consistent with market practices of similarly situated companies that is consistent with the Company’s non-employee director compensation policy as may be then in effect. In addition, Mr. Pease was granted 40,000 restricted stock units, 50% of which shall vest on the first anniversary of his appointment and 50% of which shall vest on the second anniversary of his appointment, provided Ms. Pease is still serving as a director on each vesting date.

On September 24, 2019, the Company, as the majority stockholder of NeuroClear Technologies, Inc. (“NeuroClear”), approved the adoption of NeuroClear Technologies, Inc. 2019 Equity Incentive Plan (the “NeuroClear Plan”), and compensation for certain of NeuroClear’s executive officers and directors. Kenneth L. Londoner, the Company’s chief executive officer, executive chairman and director, also serves as the chief executive officer, executive chairman and director of NeuroClear and will receive an annual salary of $150,000 from NeuroClear. Steve Chaussy, the Company’s chief financial officer, also serves as the chief financial officer of NeuroClear and will receive an annual salary of $100,000 from NeuroClear. Mr. Londoner and Mr. Chaussy, as well as Jeffrey O’Donnell, the Company’s director who also serves as a director on the board of directors of NeuroClear, may be granted awards under the NeuroClear Plan.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2019, the Company adopted amended and restated bylaws (the “Restated Bylaws”) that became effective as of September 24, 2019. The board of directors approved the Restated Bylaws on the same date. The Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors.

The foregoing description of the amendments made in the Restated Bylaws is qualified by reference to the Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.08     Shareholder Director Nominations.

On September 24, 2019, the Board set the date of the Company’s 2019 Annual Meeting of Stockholders as Monday, November 8, 2019, at 10:00 a.m. Eastern Time, at the offices of Haynes and Boone, LLP, located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112 (the “2019 Annual Meeting”). Stockholders of record as of the close of business on September 27, 2019, will be entitled to notice of, and to vote at, the 2019 Annual Meeting.

The 2019 Annual Meeting is the Company’s first annual meeting as a public company. The Company has set a deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2019 Annual Meeting as October 4, 2019, which the Company believes is a reasonable time before it begins to print and distribute its proxy materials. In order to be considered timely, such stockholder proposals must be received by the Company’s Corporate Secretary at the address set forth below on or before the close of business on October 4, 2019, and comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act and any applicable requirements of the Company’s Amended and Restated Bylaws.

A stockholder intending to submit a proposal outside the processes of Rule 14a-8 or to nominate persons for election to serve as a director of the Company, in each case in connection with the 2019 Annual Meeting must provide written notice of such proposal or nomination in accordance with the requirements set forth in the Company’s Amended and Restated Bylaws. To be considered timely, any such notice must be received by the Company’s Corporate Secretary not later than October 7, 2019.

All stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and all notices of other items of business or director nominations to be brought before the 2019 Annual Meeting must be directed to the Corporate Secretary, BioSig Technologies, Inc., 54 Wilton Road, 2nd Floor, Westport, Connecticut 06880.

Item 8.01    Other Events.

On September 26, 2019, the Company issued a press release announcing appointment of Ms. Pease to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of BioSig Technologies, Inc.
99.1	Press release dated September 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: September 27, 2019
	By:	/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Chairman and Chief Executive Officer